                                                                   EXHIBIT 13.84




                                LEASE AGREEMENT

                                 by and between

                      MARIANNA PARTNERS LIMITED, LANDLORD

                                      and

                   WILD OATS MARKET OF SANTA FE, INC., TENANT
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                               TABLE OF CONTENTS

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                                                                          PAGE
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ARTICLE I.  DEMISE OF PREMISES; QUIET ENJOYMENT . . . . . . . . . . . . . .  1

         Section 1.01. Demise of Premises . . . . . . . . . . . . . . . . .  1
         Section 1.02. Definitions and Use of Terms . . . . . . . . . . . .  1
         Section 1.03. Quiet Enjoyment  . . . . . . . . . . . . . . . . . .  1

ARTICLE II. USE; TERM; RENEWAL OPTION;
                 AND HOLDING OVER . . . . . . . . . . . . . . . . . . . . .  2

         Section 2.01. Use  . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 2.02. Term . . . . . . . . . . . . . . . . . . . . . . . .  2
         Section 2.03. Renewal Option . . . . . . . . . . . . . . . . . . .  2
         Section 2.04. Holding Over . . . . . . . . . . . . . . . . . . . .  2

ARTICLE III. RENT; SECURITY DEPOSIT . . . . . . . . . . . . . . . . . . . .  3

         Section 3.01. Minimum Rent . . . . . . . . . . . . . . . . . . . .  3
         Section 3.02. Lease Year . . . . . . . . . . . . . . . . . . . . .  3
         Section 3.03. Cost of Living Increase;
                         CPI Adjustment . . . . . . . . . . . . . . . . . .  3
         Section 3.04. Changes in Index . . . . . . . . . . . . . . . . . .  4
         Section 3.05. Percentage Rent  . . . . . . . . . . . . . . . . . .  4
         Section 3.06. Payment  . . . . . . . . . . . . . . . . . . . . . .  6
         Section 3.07. Security Deposit . . . . . . . . . . . . . . . . . .  7

ARTICLE IV. CONSTRUCTION OF ADDITIONAL IMPROVEMENTS
                 TO THE EXISTING BUILDING; ACCEPTANCE
                 OF PREMISES; AND COMMENCEMENT DATE . . . . . . . . . . . .  7

         Section 4.01. Landlord's Initial Work  . . . . . . . . . . . . . .  7
         Section 4.02. Tenant's Work  . . . . . . . . . . . . . . . . . . .  8
         Section 4.03. Landlord's Additional Work . . . . . . . . . . . . .  8
         Section 4.04. Commencement Date  . . . . . . . . . . . . . . . . .  9
         Section 4.05. Unavoidable Delays . . . . . . . . . . . . . . . . .  9
         Section 4.06. Asbestos . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE V.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

ARTICLE VI. JANITORIAL SERVICES AND UTILITIES . . . . . . . . . . . . . . . 10

         Section 6.01. Janitorial Services  . . . . . . . . . . . . . . . . 10
         Section 6.02. Utilities  . . . . . . . . . . . . . . . . . . . . . 10

ARTICLE VII. MAINTENANCE  . . . . . . . . . . . . . . . . . . . . . . . . . 11

ARTICLE VIII. CASUALTY INSURANCE; LIABILITY INSURANCE;
                 WAIVER OF CLAIMS AND INDEMNITY; WAIVER OF
                 SUBROGATION; POLICY REQUIREMENTS; AND
                 LIFE INSURANCE . . . . . . . . . . . . . . . . . . . . . . 11

         Section 8.01. Fire and Extended Casualty . . . . . . . . . . . . . 11
         Section 8.02. Liability Insurance  . . . . . . . . . . . . . . . . 12
         Section 8.03. Waiver of Claims . . . . . . . . . . . . . . . . . . 12
         Section 8.04. Indemnity  . . . . . . . . . . . . . . . . . . . . . 12
         Section 8.05. Waiver of Subrogation  . . . . . . . . . . . . . . . 13
         Section 8.06. Policy Requirements  . . . . . . . . . . . . . . . . 13
         Section 8.07. Life Insurance . . . . . . . . . . . . . . . . . . . 13

ARTICLE IX. DESTRUCTION OF IMPROVEMENTS BY FIRE OR
                 OTHER CASUALTY . . . . . . . . . . . . . . . . . . . . . . 14
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                               TABLE OF CONTENTS

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ARTICLE X.  ACCEPTANCE OF PREMISES; PROHIBITED USE;
            COMPLIANCE WITH LAWS, RULES AND
            REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 14

         Section 10.01. Acceptance of Premises  . . . . . . . . . . . . . . 14
         Section 10.02. Prohibited Use  . . . . . . . . . . . . . . . . . . 14
         Section 10.03. Compliance with Law . . . . . . . . . . . . . . . . 15

ARTICLE XI. ALTERATIONS; SIGNS  . . . . . . . . . . . . . . . . . . . . . . 15

         Section 11.01. Alterations and Surrender
                          of Premises . . . . . . . . . . . . . . . . . . . 15
         Section 11.02. Sign  . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE XII. ASSIGNMENT AND SUBLETTING  . . . . . . . . . . . . . . . . . . 16

ARTICLE XIII. DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

         Section 13.01. Events of Default   . . . . . . . . . . . . . . . . 16
         Section 13.02. Landlord's Remedy   . . . . . . . . . . . . . . . . 17
         Section 13.03. Landlord's Right to Cure Default  . . . . . . . . . 18
         Section 13.04. Waiver  . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XIV. EMINENT DOMAIN.  . . . . . . . . . . . . . . . . . . . . . . . 18

ARTICLE XV. RESTRICTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE XVI. MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . 19

         Section 16.01. Time of the Essence . . . . . . . . . . . . . . . . 19
         Section 16.02. Binding Effect; Successors and
                          Assigns    . . . . . . . . . . . . . . . . . . .  20
         Section 16.03. Notices . . . . . . . . . . . . . . . . . . . . . . 20
         Section 16.04. Subordination or Superiority  . . . . . . . . . . . 20
         Section 16.05. Estoppel Certificates . . . . . . . . . . . . . . . 20
         Section 16.06. Landlord Means Owner  . . . . . . . . . . . . . . . 21
         Section 16.07. Sale of Premises by Landlord  . . . . . . . . . . . 21
         Section 16.08. Law Governing . . . . . . . . . . . . . . . . . . . 21
         Section 16.09. Gender and Number . . . . . . . . . . . . . . . . . 21
         Section 16.10. Entire Agreement  . . . . . . . . . . . . . . . . . 21
         Section 16.11. Captions; Table of-Contents . . . . . . . . . . . . 21
         Section 16.12. Severability  . . . . . . . . . . . . . . . . . . . 21
         Section 16.13. Attorney's Fees . . . . . . . . . . . . . . . . . . 21
         Section 16.14. Counterpart Signatures  . . . . . . . . . . . . . . 22
         Section 16.15. Equipment Presently Located
                          in the Building   . . . . . . . . . . . . . . . . 22
         Section 16.16. Financial Statements  . . . . . . . . . . . . . . . 22
         Section 16.17. Inclusion of Premises in
                          Additional Development. . . . . . . . . . . . . . 22
         Section 16.18. Restrictions Applicable
                          to Landlord  . . . . . . . . . . . . . . .  . . . 22

GUARANTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23

SCHEDULE OF EXHIBITS  . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
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                                LEASE AGREEMENT

         This Lease Agreement (hereinafter referred to as the "Lease"), is executed this 27th day of August, 1990, by and between MARIANNA PARTNERS LIMITED, a New Mexico limited partnership (hereinafter referred to as the "Landlord") and WILD OATS MARKET OF SANTA FE, INC., a New Mexico corporation, (hereinafter referred to as the "Tenant").


                              W I T N E S S E T H:

         In consideration of the mutual covenants and agreements hereinafter set forth, Landlord and Tenant covenant and agree as follows:

                                   ARTICLE I

                      DEMISE OF PREMISES; QUIET ENJOYMENT

         SECTION 1.01. DEMISE OF PREMISES. Subject to the terms, conditions, covenants, and undertakings hereinafter set forth, Landlord does hereby lease to Tenant those certain Premises described as follows (including the existing Building thereon):

         An approximately 14,850 square foot free-standing building located on that certain parcel of land containing approximately 68,000 square feet located on the northwest corner of St. Francis Drive and Cordova Road in the City of Santa Fe, New Mexico, more particularly described on Exhibit "A" attached hereto and incorporated herein by reference. The parties acknowledge that 14,850 square feet is an approximation of the area of the existing building and that Landlord does not guarantee the area thereof.

         SECTION 1.02.    DEFINITIONS AND USE OF TERMS.

         When used in this Lease:

                 (a)      "Land" means the real property described in section
1.01 above.

                 (b) "Building" means any and all buildings, structures and other improvements located on said Land.

                 (c) "Premises" means collectively the Land and Building leased herein.

         SECTION 1.03. QUIET ENJOYMENT. Landlord covenants and agrees that, upon Tenant's paying rent and performing all of the covenants and conditions set forth in the Lease, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed by Landlord or any person claiming by, through or under Landlord, subject, however, to the terms, conditions and exceptions contained herein and to all reservations and restrictions of record in the Real Property Records of the county where the Land is located and all zoning and land-use regulations of governmental authorities having jurisdiction over the Land.

                                   ARTICLE II

                   USE; TERM; RENEWAL OPTION AND HOLDING OVER

         SECTION 2.01. USE. Tenant shall use the Premises for the retail sale and distribution of food, liquor and general merchandise. Tenant shall keep the Premises reasonably stocked with merchandise, and reasonably staffed to serve the patrons thereof, comparable to stores doing a similar business. Tenant is not required to operate its business on Sundays or legal holidays, nor during any time when such operations must be suspended because of casualty loss to the Building, strikes, insurrection, or other similar cause.

         SECTION 2.02. TERM. The term of this Lease shall be ten and one-half (10 1/2) years, commencing on the "Commencement Date," as defined in
Section 4.04 hereof. In the event that the Commencement Date is any date other than the first day of the month, then the term hereof shall extend for ten and one-half years plus the number of days remaining in the month in which the term hereof commences.

         SECTION 2.03. RENEWAL OPTION. Provided that Tenant is not in default in respect to any provision of this Lease, Tenant shall have the right to extend the term of this Lease for one (1) additional period of ten (10) years from the expiration of the prior term, provided, however, that written notice is given to Landlord of such intention to extend the Lease six (6) months prior to the applicable expiration date. Such extension term shall be upon the same terms, conditions, and rentals except that (i) Tenant shall have no further right of renewal after exercise of said extension term and (ii) the Minimum Rent will be equal to whatever Minimum Rent (plus CPI adjustments) is then applicable under this Lease. It is further understood and agreed by the parties that Landlord may attempt to acquire additional land adjacent to the Premises, for the purpose of constructing thereon a shopping center and/or other commercial buildings. If Landlord has acquired such additional land adjacent to the Premises at the time that Tenant exercises its option hereunder, then Landlord shall have the right to require that Tenant rent, on the same terms, conditions, and rentals contained in this Lease, as adjusted above, comparable space in the adjacent property in lieu of the Premises. Provided, however, that Tenant shall have no obligation to accept such comparable space unless such substitution will have no adverse economic consequences to Tenant.

         SECTION 2.04. HOLDING OVER. Should Tenant hold over after the termination of this Lease, by lapse of time or otherwise, Tenant shall become a tenant from month-to-month only upon each and all of the terms herein provided as may be applicable to such month-to-month tenancy and any such holding over shall not constitute an extension of this Lease; provided, however, during such holding over, Tenant shall pay Minimum Rent and Percentage Rent at double the rate payable per Article III below for the month immediately preceding said holding over and in addition, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over. The provisions of this paragraph do not exclude the Landlord's rights of reentry or any other right contained in this Lease.


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                                  ARTICLE III

                             RENT; SECURITY DEPOSIT

         SECTION 3.01. MINIMUM RENT. During the term hereof, Tenant shall pay Landlord minimum rent (hereinafter referred to as "Minimum Rent") on or before the first day of each month during the term hereof as follows:

                 (a) From the Commencement Date through and including the 18th month (the first "Lease Year") ($111,375 per annum, $9.281.25 per month).

                 (b) 19th through 30th month (the second "Lease Year") ($118,800 per annum, $9,900 per month).

                 (c) 31st through 42nd month (3rd "Lease Year") ($126,225 per annum, $10,518.75 per month)

                 (d) 43rd through 66th month (4th and 5th "Lease Years") ($133,650 per annum, $ll,137.50 per month).

                 (e) 67th through 126th month (6th "Lease Year" through 10th "Lease Year") ($141,075 per annum, $11,756.25 per month), increased, however, after the 6th Lease Year for increases in the Consumer Price Index as specified in Section 3.03 below.

         Notwithstanding anything herein to the contrary, Landlord and Tenant agree in consideration of Tenant's making the leasehold improvements specified herein, that the Minimum Rent for the first full six (6) months of the term hereof shall abate completely. In the event that the Commencement Date of this Lease falls on a day other than the first day of the month, then the Minimum Rent shall be prorated for the said partial month in which the Commencement Date occurs, and thereafter Tenant shall be entitled to a complete abatement of Minimum Rent for the first full six (6) months of the term hereof, provided, however, that the prorated Minimum Rent for the partial month in which the Commencement Date falls shall be due and payable at the end of the rent abatement period.

         SECTION 3.02. LEASE YEAR. As used herein the term "Lease Year" shall mean the eighteen (18) month period beginning on the first day of the month during which the Commencement Date occurs, and each consecutive twelve
(12) calendar month period thereafter.

         SECTION 3.03. COST OF LIVING INCREASE; CPI ADJUSTMENT. At the end of the 6th Lease Year and every Lease Year thereafter (including any renewal periods) the Minimum Rent provided for in Section 3.01(e) above shall be adjusted to reflect any increase in the consumer price index as hereinafter provided. Each Lease Year following the 6th Lease Year is hereinafter referred to as the "Adjustment Period". The adjusted Minimum Rent shall be obtained by multiplying the Minimum Rent provided in Section 3.01(e) above by a fraction, the numerator of which is the index number for the first month of each Adjustment Period hereunder in the column for "All Items" (unadjusted) in the table entitled "Consumer Price Index for All Urban Consumers," (index base:
1982 - 84 = 100) "U.S. City Average" published monthly by the Bureau of Labor Statistics of the U.S. Department of Labor in the Monthly Labor Review (said table herein referred to as the "CPI-U"), and the denominator of which is the CPI-U for the first month of the 6th Lease Year of

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
this Lease. The adjusted rental thus obtained shall be the Minimum Rent. Notwithstanding the foregoing calculation, the yearly percentage adjustment pursuant to this Section 3.03 shall in no event be more than five percent (5%) in any year. Tenant shall continue to pay the Minimum Rent in effect for the expiring Adjustment Period until notified by Landlord of any increase in such Minimum Rent. On the first day of the calendar month immediately following receipt of such notification, Tenant shall commence payment of the new Minimum Rent specified in the notice, and shall also pay to Landlord, with respect to the month(s) already expired, the excess of the required monthly rentals specified in the notice over the monthly amounts theretofore actually paid by Tenant.

         SECTION 3.04. CHANGES IN INDEX. If the "CPI-U" is discontinued, the "Consumer Price Index for Urban Wage Earners and Clerical Workers" ("CPI-W") for "All Items," unadjusted, (index base: 1982 - 84 = 100), "U.S. City
Average," published monthly in the Monthly Labor Review by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in Section 3.03. If the "CPI-W" is discontinued, comparable statistics on the purchasing power of the consumer dollar published by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation in Section 3.03. If the Bureau of Labor Statistics shall no longer maintain statistics on the purchasing power of the consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority selected by the Landlord and reasonably acceptable to Tenant shall be used for making the computation in Section 3.03. If the base year "(1982 - 84 = 100)" or other base year used in computing the CPI-U (or CPI-W if applicable) is changed, the figures used in making the adjustment in Section 3.03 shall be changed accordingly, so that all increases in the "CPI-U" (or CPI-W if applicable) are taken into account notwithstanding any such change in the base year.

         SECTION 3.05.    PERCENTAGE RENT.

                 (a) In addition to the Minimum Rent, Tenant shall pay to Landlord for each calendar year during the term of this Lease, as percentage rent ("Percentage Rent"), a sum equivalent to the amount, if any, by which two percent (2%) of Tenant's Gross Sales (as hereinafter defined), exceeds the annual Minimum Rent set forth in Section 3.01 hereof, for such calendar year. In the event that the Minimum Rent is adjusted during the calendar year in question, then the annual Minimum Rent shall mean the average annual Minimum Rent payable during such calendar year. On or before the 10th day of each calendar month during the term of this Lease, Tenant shall pay to Landlord, after deducting therefrom the Minimum Rent paid for the preceding calendar month, an amount of money equal to the product of 2% multiplied by the Tenant's Gross Sales made in or from the Premises during such preceding month. In the event that the total of the monthly payments for Percentage Rent for any calendar year is not equal to the annual Percentage Rent computed on the Tenant's Gross Sales for such entire calendar year, then (a) Tenant shall pay to Landlord any deficiency promptly upon demand, or (b) Landlord shall credit Tenant's next payment of Minimum Rent with any excess. If an overpayment occurs during the last year of the term hereof, Landlord shall refund such excess to Tenant within 30 days after the termination hereof. In no event shall the rent to be paid by Tenant and retained by Landlord for any calendar year be less than the annual Minimum Rent herein specified.

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                 (b)      If this Lease (or operation by Tenant of its business
on the Premises) should commence on a date other than the first day of a calendar year or terminate on a date other than the last day of a calendar year, Percentage Rent for such fractional part of the calendar year following the Commencement Date (or commencement by Tenant of its business on the Premises) or preceding the termination date, as the case may be, shall be paid at the specified rate or rates for all sales made during such fractional part of a calendar year, after deducting from such Percentage Rent all payments of Minimum Rent for such fractional period, such Percentage Rent to be paid in monthly installments as provided above with respect to full calendar years.

                 (c) As used herein, the term "Tenant's Gross Sales" shall mean the gross proceeds from all sales of merchandise, services and other receipts whatsoever of all business conducted in or from the Premises, whether sold for cash or on credit, including, without limitation, redemption of gift and merchandise certificates, deposits not refunded to purchasers, orders taken at the Premises although such orders may be filled elsewhere, sales through vending machines or other devices, and sales by any subtenant, concessionaire or licensee in the Premises. Tenant's Gross Sales shall not include (i) any sums collected from customers and paid out for a sales or excise or similar tax imposed by any duly constituted governmental authority if the amount of such tax is separately charged to the customer and paid by Tenant directly to or for the benefit of the governmental authority, (ii) the exchange of merchandise with other stores of Tenant, if such exchange is made solely for the convenient operation of the business of Tenant and not for the purpose of consummating a sale which was made in or from the Premises or if such exchange of merchandise is not for the purpose of depriving Landlord of the benefit of a sale which otherwise would be made in or from the Premises, (iii) the amount of returns to suppliers or manufacturers, (iv) sales of Tenant's furniture, fixtures and equipment not in the ordinary course of Tenant's business, (v) amounts charged customers for mailing, delivery, alterations or such other services, (vi) amounts received from sales of distressed, damaged or obsolescent merchandise sold in bulk to persons other than retail customers, (vii) amounts charged to Tenant by credit card companies for processing of credit card charges from the Premises, (viii) sales of gift certificates unless and until such gift certificates are actually redeemed on the Premises, (ix) revenue earned by outside contractors such as health care specialists or cooking instructors that are invited by Tenant to present instructional courses on the Premises. Tenant shall be entitled to a credit against Tenant's Gross Sales for any cash or credit refund made for any returned merchandise accepted by Tenant and previously included in Tenant's Gross Sales.

                 (d) On or before the 10th day of each calendar month during the term of this Lease, Tenant shall send to Landlord at the place designated by Landlord a statement of Tenant's Gross Sales made during the preceding calendar month. In addition, within sixty (60) days after the expiration of each calendar year, Tenant shall prepare and deliver to Landlord at the place designated by Landlord a statement of Tenant's Gross Sales during the preceding calendar year (or partial year), certified to be correct by an independent certified public accountant or by an officer of Tenant. Landlord agrees to keep such statements strictly confidential and agrees to use such statements solely for the purpose of verifying Tenant's Gross Sales, and

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
will not divulge the same to any other person or entity except (i) in connection with any sale or financing of the Premises or (ii) if required by any governmental authority. Tenant shall furnish similar statements for its licensees, concessionaires and subtenants, if any. All such statements shall be in such form as Landlord may require. If any such statement discloses an error in the calculation of the Percentage Rent for any period, appropriate adjustment of the Percentage Rent shall be made, subject, however, to Landlord's rights under Section 3.05 (f). Notwithstanding anything herein to the contrary in the event that, at any time during the term hereof, Tenant submits to Landlord more than one (1) incorrect statement of Tenant's Gross Sales, that understates Tenant's Gross Sales for the period in question by more than two percent (2%), then Landlord shall have the right to require that all statements of Tenant's Gross Sales submitted thereafter be certified to be correct by an independent certified public accountant.

                 (e) Tenant shall keep on the Premises or at some other location in the city in which the Premises are located, approved in writing by Landlord, a permanent, accurate set of books and records of all sales of merchandise and revenue derived from business conducted in or from the Premises, and all supporting records such as tax reports, banking records, cash register tapes, sales slips and other sales records. All such books and records shall be retained and preserved for at least 36 months after the end of the calendar year to which they relate, and shall be subject to inspection and audit by Landlord and its agents at all reasonable times.

                 (f) In the event Landlord is not satisfied with any monthly statement or certified annual statement of gross sales submitted by Tenant, Landlord shall have the right to have its auditors make a special audit of all books and records, wherever located, pertaining to sales made in or from the Premises during the period in question. If such statements are found to understate Tenant's Gross Sales by more than two percent (2%) from the figures submitted by Tenant, Tenant shall pay for the entire cost of such audit. Tenant shall promptly pay to Landlord any deficiency.

         SECTION 3.06. PAYMENT. All rental provided herein shall be paid to Landlord in monthly installments as specified herein at the address specified in Article XVI hereof, or such other place. as Landlord shall designate in writing pursuant to the notice provisions contained in Article XVI hereof, without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord a late charge of $250 if any payment of rent due hereunder is not received by Landlord within ten (10) days of the due date. Any rental or other amount due from Tenant under this Lease not paid within fifteen
(15) days of the date when due shall bear interest from the date due until the date paid at the lower of (i) the highest lawful rate of interest per annum or
(ii) the prime rate of interest charged by Chemical Bank, plus six percent (6%) per annum, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease. The covenants herein to pay rent shall be independent of any other covenants set forth in this Lease. In the event that Tenant should default in the payment of all or any portion of any payment of rent provided for herein and should remain in default for a period of 10 days after receipt of written notice thereof, all installments of Minimum Rent for the entire term of this Lease then unpaid shall, at the option of the Landlord, be accelerated and become immediately due and payable.

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
         SECTION 3.07. SECURITY DEPOSIT. Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the sum of $25,000. On or before the Commencement Date (as defined in Section 4.04 hereof), Tenant shall deposit with Landlord the additional sum of $25,000, all of which (the balance of said amounts being hereinafter referred to as the "Security Deposit") shall be held by Landlord, as security for performance of Tenant's covenants and obligations under this Lease, it being expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Tenant may elect to direct that such sums be placed in an interest bearing account, or to substitute for such
funds at any time a letter of credit, in form acceptable to Landlord.   If
Tenant provides a letter of credit meeting the requirements hereof, then Landlord shall return the Security Deposit funds, with interest, within three
(3) days of delivery of such letter of credit. Any interest accruing on such account shall be held by Landlord but shall accrue for the benefit of Tenant. At Tenant's option, following the calculation of annual Percentage Rent for any calendar year during the term hereof, any Percentage Rent owing from Tenant to Landlord under Section 3.05 hereof may be paid as a reduction against the Security Deposit, or, if already paid, shall entitle Tenant to a reduction of the Security Deposit equal to the amount of Percentage Rent actually paid during such calendar year. If Tenant has elected to substitute a letter of credit, following the annual calculation of Percentage Rent, the stated amount of the letter of credit may be reduced by the amount of Percentage Rent actually paid to Landlord during such calendar year. Upon the occurrence of any default by Tenant, Landlord may, without prejudice to any other available remedy, use the Security Deposit to make good any rent arrearage or any other damage, injury, expense or liability caused by such event of default. If Tenant has not defaulted hereunder, any remaining balance of such Security Deposit shall be returned by Landlord to Tenant on July 30, 1993.

                                   ARTICLE IV

                    CONSTRUCTION OF ADDITIONAL IMPROVEMENTS
               TO THE EXISTING BUILDING; ACCEPTANCE OF PREMISES;
                               COMMENCEMENT DATE

         Section 4.01. LANDLORD'S INITIAL WORK. Landlord shall proceed to repair and/or construct the additional improvements upon the Building presently situated on the Land (the "Landlord's Initial Work") in compliance with the requirements set forth on Exhibit "B" attached hereto and incorporated herein by reference, with such minor variations as Landlord may deem advisable and which are not objected to by Tenant, and tender the Premises to the Tenant. Landlord shall be responsible for any permits necessary for Landlord's Initial Work. Landlord shall complete Landlord's Initial Work on or before November 1, 1990. The Premises shall be deemed "ready for occupancy" when Landlord has substantially completed Landlord's Initial Work and certifies in writing to Tenant that Landlord has substantially completed Landlord's Initial Work, as specified in Exhibit If "B". Landlord shall have substantially completed Landlord's construction obligations under this Lease when such construction has been completed such that the Premises can be occupied and used for the purposes stated herein, subject only to minor "punch-list" items that do not
impair Tenant's ability to conduct its business on the Premises.   If the
Premises are not ready for occupancy prior to November 1, 1990, Landlord shall neither be deemed in default hereunder or otherwise liable in damages to Tenant, nor shall the term of this Lease be affected, except that if for any reason the Premises are not ready for occupancy prior to November 1, 1990, then Landlord shall be liable to Tenant for damages in the amount of $1,000 per day for each day following November 1, 1990 that the Premises are not ready for occupancy. Landlord and Tenant acknowledge and agree that it will be difficult to ascertain the damages incurred by Tenant if the Premises are not ready for occupancy by November 1, 1990 and that such liquidated damages will fully compensate Tenant for the injuries suffered. Furthermore, if for any reason the Premises are not ready for occupancy within 30 days following November 1, 1990, Tenant may at its option cancel and terminate this Lease by written notice to Landlord delivered within 5 days following the expiration of such 30-day period, in which event neither party shall have any further liabilities or obligations hereunder, except that Landlord shall return to Tenant any prepaid rent or Security Deposit.

         SECTION 4.02. TENANT'S WORK. When the Premises are deemed ready for occupancy, Tenant agrees to accept possession thereof and to proceed with due diligence to perform Tenant's construction obligations (hereinafter "Tenant's Work") as specified in Exhibit "C" attached hereto and incorporated herein by reference, all of such work to be performed in compliance with Exhibit "C", and to install its fixtures, furniture and equipment necessary for Tenant to conduct on the Premises its business. Notwithstanding any other provisions of this Lease to the contrary, Landlord agrees to allow Tenant access to the Premises for the purpose of beginning Tenant's Work prior to the date the Premises are deemed ready for occupancy, provided that Tenant does not interfere with Landlord's ability to complete Landlord's construction obligations hereunder. Tenant shall be responsible for any permits necessary for Tenant's Work. Tenant agrees that, if requested by Landlord, Tenant will furnish Landlord with a written statement that Tenant has accepted the Premises and that Landlord has fully complied with Landlord's covenants and obligations hereunder. Tenant agrees to furnish Landlord a certificate of occupancy from applicable local authorities upon commencement of its business at the Premises. Tenant shall have until the later of February 1, 1991 or 90 days after the Premises are deemed ready for occupancy in which to complete the Tenant's Work. In the event that the Tenant fails to complete the Tenant's Work within such time period, then the Security Deposit shall be forfeited to Landlord, Tenant shall be in default hereunder, and Landlord may pursue any and all remedies. Landlord shall pay Tenant $20,000.00 as an allowance for the completion of Tenant's Work, such amount to be paid by Landlord to Tenant within thirty (30) days of receipt by Landlord of appropriate invoices showing that Tenant has paid for such portion of Tenant's Work represented by such invoices.

         SECTION 4.03. LANDLORD'S ADDITIONAL WORK. Landlord shall have until August 1, 1991 to complete the additional improvements consisting of the exterior facade and roof work ("Landlord's Additional Work") in accordance with the specifications set forth on Exhibit "D" attached hereto and incorporated herein by reference; provided, however, that Landlord shall have no obligation to commence or continue Landlord's Additional Work if Tenant has defaulted hereunder. In performing Landlord's Additional Work Landlord shall take reasonable measures to minimize disruption of Tenant's normal business operations. In the event that Landlord has not substantially completed Landlord's Additional Work on or before August 1, 1991, then subject to Section 4.05 hereof and provided that Tenant has not substantially interfered with Landlord's ability to complete Landlord's Additional Work, Landlord shall be liable to Tenant for $300 per day for each day following August 1, 1991 that Landlord has not substantially completed Landlord's Additional Work.

         SECTION 4.04.    COMMENCEMENT DATE.   The "Commencement Date" of this
Lease shall be the later of (i) November 1, 1990 or (ii) the date that the Landlord substantially completes Landlord's Initial Work and the Premises are deemed ready for occupancy as specified in Section 4.01 above.

         SECTION 4.05. UNAVOIDABLE DELAYS. With respect to the construction obligations of either Landlord or Tenant under this Article IV, any prevention, delay, nonperformance or stoppage due to any of the following causes shall excuse nonperformance for a period equal to any such prevention, delay, nonperformance or stoppage. The causes referred to above are strikes, lockouts, labor disputes, failure of power, acts of God, acts of public enemies of the State of New Mexico or of the United States, riots, insurrections, civil commotions, inability to obtain labor or materials or reasonable substitutes for either, governmental restrictions or regulations or control, casualties, or other causes beyond the reasonable control of the party obligated to perform.

         SECTION 4.06. ASBESTOS. Tenant acknowledges receipt of that certain Final Report -- Survey For Asbestos Containing Materials dated October 2, 1989 pertaining to the Premises and prepared by CERL, Inc. Environmental Consultants (the "Environmental Report"). Landlord agrees to complete Landlord's initial work so as not to disturb the floor tiles, floor tile mastics, sheet rock joint compounds and/or pipes located beneath the compressor room in the central west area of the stockroom, which materials have been identified as asbestos containing materials in the Environmental Report. The listed materials are hereinafter referred to as "ACM's." Additionally, Landlord will paint the stockroom area to prevent inadvertent fiber release should the sheet rock joint compound therein be subjected to scrapes or collisions.
Tenant agrees to perform Tenant's work in such a manner as not to disturb the ACM's and agrees to indemnify and hold harmless Landlord from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses which arise during or after the term hereof as a result of any breach by Tenant of its covenants under this Section 4.04 or as a result of any disturbance to the ACM's during Tenant's occupancy of the Premises caused by Tenant, its agents, employees, contractors and invitees.

                                   ARTICLE V

                                     TAXES

         Tenant shall pay, prior to delinquency, all personal property taxes and assessments on the furniture, fixtures, equipment and other property of Tenant at any time situated on or installed in the Premises. Landlord has the sole right to render the Premises to any appropriate taxing authorities. Tenant, as additional rent, agrees to pay to Landlord as hereinafter set forth all valorem taxes (both general and special), assessments, or governmental charges (hereinafter "taxes") lawfully levied or assessed against the Premises including, without limitation, taxes assessed by the City, County, School Districts, and/or Water Districts in which the Land is located.

         Tenant's obligation hereunder shall be payable as additional rent, as determined by the following method:

                 As soon as practicable after the beginning of each calendar year during the term hereof, Landlord shall furnish Tenant a written statement estimating the total taxes due for said calendar year (the "Estimate"). Beginning with the first month following receipt of said statement, Tenant shall pay Landlord monthly, as additional rent, one-twelfth (1/12) of the Estimate. In addition, Tenant shall pay with the rental payment for the first month following receipt of the Estimate an amount equal to the number of months elapsed in the calendar year prior to receipt of the Estimate times one-twelfth (1/12) of the Estimate, so as to bring said monthly payments current for the year. As soon as practicable after the end of each calendar year during the term hereof, Landlord shall furnish Tenant a written statement showing the total taxes actually due for the calendar year ended (the "Actual Taxes"). If the Actual Taxes exceed the Estimate, then Tenant agrees to pay within ten (10) days of receipt of said statement, as additional rent, the difference between the Actual Taxes and the Estimate. If the Estimate exceeds the Actual Taxes, then Landlord agrees to refund the difference at the time that such statement is furnished.

         Tenant shall have the right to inspect, at Landlord's business office during regular business hours and upon reasonable notice to Landlord, the tax bills which Landlord receives from the applicable taxing authorities. Landlord shall furnish Tenant a copy of such tax bills upon request. The provisions of this Article V shall apply for any partial calendar year during which this Lease is effective, subject to a pro rata adjustment based upon the number of calendar months or portions thereof that Tenant occupied the Premises. Tenant shall not, however, be obligated to pay ad valorem taxes on the Premises during the rent abatement period.

                                   ARTICLE VI

                       JANITORIAL SERVICES AND UTILITIES

         SECTION 6.01. JANITORIAL SERVICES. Landlord shall not furnish any janitorial or cleaning services. Tenant shall at Tenant's expense be responsible for any such janitorial services.

         SECTION 6.02. UTILITIES. Tenant shall: (i) pay all charges incurred for any utility services used on or from the Premises, including, without limitation, electricity, water, gas, telephone and any other services;
(ii) pay any maintenance charges for utilities; and (iii) furnish, at Tenant's expense, all electric light bulbs and tubes. Landlord shall not be liable for any interruption or failure of utility services to the Premises, and this Lease shall continue in full force and effect despite such interruptions, unless caused by Landlord's actionable conduct.

                                  ARTICLE VII

                                  MAINTENANCE

         Landlord shall keep the foundation, the exterior walls (except store fronts, plate glass windows, doors, door closure devices, window and door frames, moulding, locks and hardware and painting or other treatment of interior and exterior walls) and roof (excepting any leaks caused by Tenant, its contractors, employees, or agents) of the Premises in good repair, except that Landlord shall not be required to make any repairs occasioned by any act of negligence of Tenant, its agents, employees, subtenants, licensees and concessionaires, which repairs shall be made by Tenant. In the event that the Premises should become in need of repairs required to be made by Landlord hereunder, Tenant shall give immediate written notice thereof to Landlord and Landlord shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after delivery of such written notice. Landlord's obligation hereunder is limited to repairs specified in this Article VII only, and Landlord shall have no liability for any damages or injury arising out of any condition or occurrence causing a need for such repairs. Tenant shall keep the Premises in good, clean condition and shall, at its sole cost and expense, make all needed repairs and replacements to the Premises, except for repairs and replacements required to be made by Landlord under the provisions of Article VII hereof and Article IX including, without limitation, replacement of cracked or broken glass and any necessary maintenance and repair of the driveways, sidewalks, surface areas and parking areas, and shall keep all plumbing units, pipes and connections free from obstruction and protected against ice and freezing. If any repairs required to be made by Tenant hereunder are not made within 20 days after written notice delivered to Tenant by Landlord, Landlord may, at its option, make such repairs without liability to Tenant for any loss or damage which may result in Tenant's stock or business by reason of such repairs, and Tenant shall pay to Landlord immediately upon demand as additional rental hereunder the cost of such repairs plus 10% of the amount thereof and failure to do so shall constitute a default hereunder. At the expiration of this Lease, Tenant shall surrender Premises in good condition, reasonable wear and tear excepted. Notwithstanding anything herein to the contrary, Landlord warrants that the heating and air conditioning equipment will be in proper working order as of the Commencement Date. Landlord shall be responsible for the replacement of all heating and air conditioning equipment which becomes out of repair during the term hereof provided that the Tenant has maintained a preventative maintenance contract with a qualified company covering such equipment throughout the term of this Lease. In the event Tenant fails to maintain in force the said preventative maintenance contract, Tenant shall be fully responsible for all replacements of said equipment that becomes out of repair during the term hereof.

                                  ARTICLE VIII

                    CASUALTY INSURANCE; LIABILITY INSURANCE;
             WAIVER OF CLAIMS AND INDEMNITY; WAIVER OF SUBROGATION;
                      POLICY REQUIREMENTS; LIFE INSURANCE

         SECTION 8.01. FIRE AND EXTENDED CASUALTY. Tenant shall at its expense insure the Building under all risk property insurance in such amounts as may be required by Landlord's mortgagee, or in such greater amounts as Landlord, in its reasonable discretion, may deem appropriate. Such insurance shall be for the sole benefit of Landlord and, if required, Landlord's mortgagee.

         SECTION 8.02. LIABILITY INSURANCE. Tenant shall maintain public liability insurance on the Premises during the term hereof, covering the Tenant and naming the Landlord as an additional "named" insured with terms and companies satisfactory to Landlord for limits of not less than $1,000,000 for bodily injury, including death, and personal injury for any one occurrence, $500,000 property damage insurance or a combined single limit of $1,000,000. Tenant's insurance will include contractual liability coverage recognizing this Lease, products and/or completed operations liability and will provide that Landlord shall be given a minimum of thirty (30) days written notice by the insurance company prior to cancellation, termination or change in such insurance. The required limits of the general liability policy of insurance required to be provided by Tenant hereunder shall be subject to increase at any time, and from time to time, after the commencement of this Lease if Landlord in the exercise of its reasonable judgment shall deem same necessary for its adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that such demand for increased limits has been complied with. In no event, however, shall such excess amounts exceed those limits carried by prudent operators of similar businesses.

         SECTION 8.03. WAIVER OF CLAIMS. Tenant, as a material part of the consideration to be rendered to Landlord under this Lease, to the extent permitted by law, hereby waives all claims Tenant or Tenant's successor or assigns may have against Landlord, its agents, servants or employees for loss, theft or damage to property and for injuries to persons in, upon or about the Premises, from any cause whatsoever (except for Landlord's gross negligence), including, but not limited to, claims for damage resulting from: (a) any damage done or caused by wind, water or other natural element; (b) injury to persons or property resulting from fire, explosion, gas, or electricity; (c) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, steam pipes, stairs, porches, railings or walks; (d) broken glass; (e) the backing up of any sewer pipe or downspout; (f) the bursting, leaking or running of any tank, tub, washstand, water closet, wastepipe, drain or any other pipe or tank in, upon, or about such Premises; (g) the escape of steam or hot water; (h) water, snow or ice upon the Premises; (i) the falling of any fixture, plaster or stucco; (j) damage to or loss by theft or otherwise of property of Tenant or others; (k) acts or omission of persons in the Premises, occupants of nearby properties, or any other persons; and (l) any act or omission of owners of adjacent or contiguous property. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

         SECTION 8.04. INDEMNITY. Tenant shall indemnify and save harmless Landlord from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities on the Premises.

         SECTION 8.05. WAIVER OF SUBROGATION. Each party hereto waives any and every claim which arises or may arise in its favor and against the other party hereto during the term of this Lease or any renewal or extension thereof for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Premises leased to Tenant hereunder, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Said mutual waivers shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss of, or damage to, property of the parties hereto. Inasmuch as the above mutual waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto hereby agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of said mutual waivers, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverages by reason of said waivers.

         SECTION 8.06. POLICY REQUIREMENTS. All policies of insurance required hereunder shall be written by insurance companies authorized to do business in the State of New Mexico and shall be written by companies approved by Landlord, such approval not to be unreasonably withheld. Certificates of insurance shall be delivered to Landlord upon request by Landlord. Each such certificate shall contain a statement of the coverage provided by the policy, a statement of the period during which the policy is in effect, a statement that the annual premium or the annual deposit premium for such policy has been paid in advance, and an agreement by the insurance company issuing such policy that the policy will not be canceled or reduced in any amount for any reason whatsoever without at least thirty (30) days prior written notice to Landlord. In the event that Tenant fails or refuses to promptly provide Landlord with a certificate of insurance evidencing any coverage required to be maintained by Tenant hereunder, then Landlord may obtain any such coverage on behalf of Tenant, and Tenant shall be liable to Landlord for any costs incurred by Landlord in obtaining such coverage.

         SECTION 8.07. LIFE INSURANCE. Tenant agrees that it will deliver on or before the date that Tenant takes possession of the Premises a life insurance policy on the lives of the Guarantors, such life insurance policy to be in a total face amount equal to or greater than the aggregate Minimum Rent obligations of the Tenant under this Lease during the unexpired term of the Lease. Such life insurance policy (the "Life Insurance Policy") shall be a "second to die" policy, providing for the payment of the death benefits thereunder upon the death of the second of the two insureds named thereunder. The Life Insurance Policy shall be collaterally assigned by the Guarantors to secure the performance of all obligations of the Tenant under the Lease and the Guarantors under their guaranty. Tenant and Guarantors shall have the right to reduce the face amount of the Life Insurance Policy periodically, provided that the total face amount thereof at all times equals or exceeds the total Minimum Rent obligation of the Tenant hereunder during the unexpired term of the Lease. The Life Insurance Policy shall be collaterally assigned to Landlord by way of an assignment in the form of Exhibit "F" attached hereto and incorporated herein by reference.

                                   ARTICLE IX

             DESTRUCTION OF IMPROVEMENTS BY FIRE OR OTHER CASUALTY

         If the Premises should be damaged or destroyed by fire, tornado or other casualty, Tenant shall give immediate written notice thereof to Landlord. Following the receipt of such notice, Landlord shall, at Landlord's expense, proceed with reasonable diligence to rebuild and repair the Premises to substantially the condition in which they existed prior to such damage, except that Landlord shall not be required to rebuild, repair or replace any leasehold improvements which may have been placed on the Premises by Tenant. If the Premises are untenantable in whole or in part following such damage, the rent payable hereunder during the period in which they are untenantable shall be reduced to such extent as shall be fair and reasonable under all of the circumstances. If Landlord's rebuilding and repair cannot or will not be completed within one hundred eighty (180) days of the occurrence giving rise to such damage, then either Landlord or Tenant may elect to terminate the Lease effective upon the date of such occurrence by giving written notice of such election to the other party within thirty (30) days of the date of such occurrence, in which event neither party shall have any further rights or obligations hereunder following such termination, except, however, with respect to any claims accruing or arising hereunder prior to the effective date of such termination.

                                   ARTICLE X

                    ACCEPTANCE OF PREMISES; PROHIBITED USE;
                  COMPLIANCE WITH LAWS, RULES AND REGULATIONS

         SECTION 10.01. ACCEPTANCE OF PREMISES. Tenant acknowledges, by taking possession of the Premises and opening its business to the public, that it has fully inspected the Premises and Tenant accepts the Premises as suitable for the purposes for which same are leased in their present condition, subject only to completion by Landlord of Landlord's Additional Work. Except as specifically provided in Article IV hereof, no promise of Landlord to alter, remodel, decorate, clean or improve the Premises and no representation or warranty, expressed or implied, respecting the condition of the Premises has been made by Landlord to Tenant, unless same is contained herein, or made a part hereof.

         SECTION 10.02. PROHIBITED USE. Tenant shall not use, or permit the Premises or any part thereof to be used, for any purpose or purposes other than as specified in Section 2.01 of this Lease. No use shall be made or permitted to be made of the Premises, nor acts done, which will increase the existing rate of insurance upon the Premises, or cause a cancellation of any insurance policy covering the Premises, or any part thereof, nor shall Tenant sell, or permit to be kept, used, or sold in or about the Premises, any article which may be prohibited by any insurance policies. Tenant shall not commit, or suffer to be committed, any waste upon the Premises, or any public or private nuisance, nor, without limiting the generality of the foregoing, shall Tenant allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose. Tenant warrants that at all times during the term hereof Tenant will conduct its operations on the Premises in compliance with all applicable environmental laws, rules, regulations and ordinances and that at the time that Tenant relinquishes possession, the Premises will be in compliance with all applicable environmental laws, rules, regulations and ordinances. Tenant's operations on the Premises shall hot involve the unlawful generation, disposal or storage of hazardous waste or hazardous substances, and the Premises shall not be used for any such purposes. Immediately upon receipt, Tenant agrees to send Landlord copies of any notice(s) received by Tenant of any pending or threatened environmental regulatory action, and to notify Landlord in writing immediately upon becoming aware of the release or discharge of any hazardous waste or hazardous substance on the Premises. Tenant agrees to take, at its sole cost and expense, any and all necessary action to rectify the condition caused by such release or discharge to the satisfaction of all applicable environmental regulatory agencies.

         SECTION 10.03. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes or other capital improvements not related to or affected by Tenant's improvements or acts.

                                   ARTICLE XI

                               ALTERATIONS; SIGNS

         SECTION 11.01. ALTERATIONS AND SURRENDER OF PREMISES. Tenant shall not make any major alterations in or additions, (including construction of additional Buildings on the Land) changes or repairs to the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord has approved Tenant's Work, as reflected on Exhibit "C". Additionally, Tenant may make nonstructural alterations to the interior of the Premises not exceeding $5,000 in cost without Landlord's prior written consent. Tenant may, at its expense, when surrendering the Premises, remove from the Premises all alterations, improvements and changes installed after the date of execution hereof in the Premises by Tenant on the condition that no structural components shall be removed, and all damage resulting from removal of any additions shall be repaired by Tenant. If Tenant does not remove said additions, decorations, fixtures, hardware, nontrade fixtures and improvements after request to do so by Landlord, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Tenant hereby agrees to hold Landlord, its agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said alterations or additions. Any mechanic's lien filed against the Premises for work claimed to have been furnished to Tenant shall be discharged of record by Tenant within ten (10) days after the filing thereof, at Tenant's expense or, alternatively, Tenant may elect to provide Landlord with an acceptable bond from a surety company reasonably acceptable to Landlord in the amount of one and one-half times the amount of the lien. All alterations and additions shall comply with all insurance requirements and with all applicable laws, statutes, ordinances and regulations. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. Tenant shall, at the termination of the Lease, surrender the Premises to Landlord in as good condition and repair as reasonable and proper use thereof will permit, loss by ordinary wear and tear excepted.

         SECTION 11.02. SIGN. No exterior sign, symbol or identifying mark other than as reflected on Exhibit "C" shall be put upon the Premises, without prior written approval of Landlord which approval shall not be unreasonably withheld. All signs or lettering shall be tastefully and professionally done. Landlord shall pay to Tenant $5,000 to reimburse Tenant for the cost of Tenant's signage, such sum to be credited against the broker's commission payable by Landlord to Phase One Realty, Inc.

                                  ARTICLE XII

                           ASSIGNMENT AND SUBLETTING

         Tenant shall not assign this Lease, or any interest therein, and shall not sublet the Premises or any part thereof, or any right or privilege appurtenant thereto, or suffer any other person to occupy or use the Premises, or any portion thereof, without the written consent of Landlord first had and obtained, such consent not to be unreasonably withheld. Landlord agrees to promptly consider any requests from Tenant to assign this Lease or sublet the Premises. Landlord may, as conditions to the giving of such consent, require that: (i) at the time thereof Tenant is not in default under this Lease, (ii) Landlord, in its sole discretion reasonably exercised, determines that the reputation, business, proposed use of the Premises and financial responsibility of and by the proposed assignee, subtenant or occupant, as the case may be, of the Premises are satisfactory to Landlord, (iii) any assignee shall expressly assume all the obligations of this Lease on Tenant's part to be performed, (iv) such consent if given shall not, unless agreed to in writing by Landlord, release Tenant or any Guarantor of any of its obligations (including, without limitation, its obligation to pay rent) under this Lease, (v) Tenant agrees specifically to pay over to Landlord, as additional rent, all sums received by Tenant under the terms and conditions of such assignment or sublease, which are in excess of the amounts otherwise required to be paid pursuant to this Lease and (vi) a consent to one assignment, subletting, occupation or use by any other person shall not be deemed to be a consent to any subsequent assignment, subletting, occupation or use by another person. Any such assignment or subletting without such consent shall be void and shall, at the option of Landlord, constitute a default under this Lease. Neither this Lease nor any interest therein shall be assignable as to the interest of Tenant by operation of law without the written consent of Landlord. Any transfer of stock in Tenant or the corporate Guarantors (Wild Oats Market, Inc. or Wild Oats Market of Denver, Inc.) which results in Elizabeth Cook or Michael Gilliland not owning in the aggregate at least fifty-one percent (51%) of the voting stock of either Tenant or the corporate Guarantor shall be considered an assignment of this Lease.

                                  ARTICLE XIII

                                    DEFAULT

         SECTION 13.01. EVENTS OF DEFAULT. The following shall be considered for all purposes to be events of default under and a breach of this Lease: (a) any failure of Tenant to pay any rent or other amount within ten (10) days of the date when due hereunder (provided, however, that Landlord agrees to give Tenant notice of any rent default and ten (10) days from the giving of such notice to cure such rent default no more than once during any eighteen (18) month period during the term hereof); (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than twenty
(20) days after written notice of such failure; (c) Landlord determining that Tenant has knowingly or intentionally submitted any false report required to be furnished under Section 3.05 hereunder; (d) Tenant or any Guarantor shall become bankrupt or insolvent, or file or have filed against it a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant or any Guarantor makes an assignment for the benefit of creditors; (e) if Tenant abandons, vacates or does not do business in the Premises for ten (10) days (excluding, however, any remodeling done with Landlord's approval); (f) this Lease, Tenant's interest herein or in the Premises, any improvements thereon, or any property of Tenant is executed upon or attached; (g) the Premises come into the hands of any person other than expressly permitted under this Lease; or (h) Tenant shall do or permit to be done anything which creates a lien upon the Premises which is not released within sixty (60) days.

         SECTION 13.02. LANDLORD'S REMEDIES. Upon the occurrence of any event of default specified in this Lease, Landlord, without grace period, demand or notice (except as specified in Section 13.01 above), and in addition to all other rights or remedies Landlord may have for such default, shall have the right to pursue any one or more of the following remedies:

                 (a) Terminate this Lease in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying said Premises or any part thereof; and Tenant agrees to pay to Landlord on demand the amount of all loss and damage which Landlord may suffer by reason of such termination, whether through inability to relet the Premises on satisfactory terms or otherwise, including the loss of rental for the remainder of the Lease term;

                 (b) Without terminating this Lease, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying said Premises, or any part thereof. Landlord may make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the term of this Lease) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any and all reasonable costs and expenses of reletting, including brokers, and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder; and fourth, the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder. If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord.

         No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord to Tenant. Notwithstanding any such reletting or re-entry or taking possession, without termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord. If Landlord terminates this Lease for any breach or default by Tenant, in addition to all other remedies provided by law to which Landlord may be entitled, Landlord may recover from Tenant all damages incurred by reason of such breach or default, including, without limitation, all costs of retaking the Premises and the total rent and charges reserved in this Lease for the remainder of the term of this Lease all of which shall be immediately due and payable by Tenant to Landlord. It is agreed by the parties that the actual damages which will be sustained by Landlord by reason of Tenant's failure to pay when due monthly payments are uncertain and difficult to ascertain, and it is further agreed that the sum of all accelerated and unpaid monthly payments, less the then reasonable reletting value of the Premises, would be reasonable and just compensation for such failure and tenant hereby promises to pay and Landlord hereby agrees to accept such sums as liquidated damages and not as a penalty in the event of such breach.

         SECTION 13.03. LANDLORD'S RIGHT TO CURE DEFAULT. If Tenant shall be in default hereunder, Landlord shall have the right to make any payment or perform any act required of Tenant under any provision of this Lease, and in exercising such right, to incur necessary or incidental costs and expenses, including reasonable attorney's fees. All payments made and all costs and expenses incurred by Landlord in connection with any exercise of such right, together with interest thereon at the lower of (i) the highest lawful rate per annum or
(ii) the prime rate of interest charged by Chemical Bank, plus six percent (6%) per annum from the respective dates of making such payments or the incurring of such costs and expenses, shall be reimbursed by Tenant immediately upon demand. Notwithstanding the foregoing, nothing herein shall imply any obligation on the part of Landlord to make any payment or perform any act required of Tenant.

         SECTION 13.04. WAIVER. No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Tenant, regardless of Landlord's knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or other payment after termination constitute a reinstatement, extension or renewal of the Lease or revocation of any notice or other act by Landlord.

                                  ARTICLE XIV

                                 EMINENT DOMAIN

         If the entire Premises shall be lawfully taken or condemned (or conveyed under threat of such taking or condemnation) for any public or quasi-public use or purpose, the term of this

Lease shall end upon, and not before, the date of the taking of possession by the condemning authority. Current rent shall be apportioned as of the date of such termination. If any part of the Premises not constituting the entire Premises shall be taken or condemned or conveyed under threat of such taking or condemnation and such taking substantially impairs the use of the Premises for the purpose and in the manner as existed immediately prior to such taking, then either Landlord or Tenant shall have the right to cancel this Lease, such cancellation to take place not later than the date of the taking of possession by the condemning authority. No money or other consideration shall be payable by either party to the other for the right of cancellation but rent shall be apportioned through the date of such taking. Landlord and Tenant shall each be entitled to receive and retain such separate awards and portions of lump sum awards as may be allocated to their respective interests in any condemnation proceeding. Termination of this Lease shall not affect the rights of the respective parties to such awards.

                                   ARTICLE XV

                             RESTRICTIVE COVENANTS

         During the term of this Lease, neither Tenant nor any "affiliate" of Tenant, as such term is hereinafter defined, shall directly or indirectly engage in any business which is similar or which competes with the business of Tenant authorized under Section 2.01 of this Lease, within a radius of ten (10) miles from the outside boundary of the Premises. As used herein, the term "affiliate" shall mean (i) any person or entity which, either alone or acting in concert with one or more other persons or entities, has the power to vote ten
(10) percent or more of the voting shares of the Tenant and (ii) any entity of which the Tenant owns more than ten (10) percent of the voting stock or holds more than a ten (10) percent ownership interest.

         Notwithstanding the foregoing, Landlord's sole remedy in the event of a violation by Tenant of its covenants in this Article XV shall be to collect from Tenant additional rent, which additional rent Tenant hereby agrees to pay to Landlord as follows:

                 (a) In the event that such competing business is a "new store", i.e., a store which has not been previously operated as a natural grocery store within ten miles of the Premises, then Tenant shall pay to Landlord two percent (2%) of all gross sales over $3,000,000 from all such new stores located within said ten mile radius of the Premises.

                 (b) In the event that such competing store is not a "new store" and Tenant purchases an existing business which has been previously operated as a natural grocery store, then Tenant shall pay to Landlord as additional rent two percent (2%) of gross sales over $6,000,000 from all such other store it owns and operates within said ten mile radius of the Premises.

                                  ARTICLE XVI

                            MISCELLANEOUS PROVISIONS

         SECTION 16.01. TIME OF THE ESSENCE. Time is and shall be deemed of the essence in respect to the performance of each provision of this Lease.

         SECTION 16.02. BINDING EFFECT; SUCCESSORS AND ASSIGNS. All of the terms, provisions, covenants and conditions of this Lease shall inure to the benefit of and be binding upon the undersigned parties, their successors, assigns, legal representatives, heirs, executors and administrators.

         SECTION 16.03. NOTICES. All notices provided to be given under this Lease shall be given by certified or registered mail, return receipt requested, postage fully prepaid, addressed to the proper party, at the following address:

         LANDLORD: Marianna Partners Limited
                   600 Sunland Park Drive, Suite 5-600
                   El Paso, Texas 79912
                   ATTN:  Barry Kobren

         TENANT:   Wild Oats Market of Santa Fe, Inc.
                   942 Ninth Street
                   Boulder, Colorado 80302
                   ATTN:  Elizabeth Cook

         The address of either party hereinabove set forth may be changed from time to time by giving written notice to that effect.

         Any notice deposited as above provided shall be conclusively deemed to have been given for purposes of this Lease on the date reflected on the return receipt.

         SECTION 16.04. SUBORDINATION OR SUPERIORITY. Tenant accepts this Lease subject and subordinate to any mortgage, deed of trust, or other lien presently existing on the Premises and to any renewals and extensions thereof and to any other liens, encumbrances, restrictions, covenants or conditions of record in the real property records of the county in which the Land is located; but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed of trust, or other lien to this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust, or other lien hereafter placed on the Premises and Tenant agrees on demand to execute such further instruments subordinating this Lease as Landlord may request, provided such subordination shall be on the express condition that this Lease shall be recognized by the mortgagee, and that the rights of Tenant shall remain in full force and effect during the term of this Lease so long as Tenant shall continue to perform all of the covenants and conditions of this Lease. Tenant agrees to attorn to any mortgagee or other party who acquires the Landlord's interest in the Premises and this Lease. Landlord agrees to execute any instruments subordinating any Landlord's lien on the personal property of Tenant located on the Premises if required by any financial institution(s) providing financing to Tenant.

         SECTION 16.05. ESTOPPEL CERTIFICATES. Tenant shall at any time and from time to time upon not less than fifteen (15) days prior written request from Landlord execute, acknowledge, and deliver to Landlord, a written statement certifying (if true) that Tenant has accepted the Premises, that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that the Landlord is not in default hereunder, the date to which the rental and other charges have been paid in advance, if any, and such other accurate certification as may reasonably be required by Landlord or Landlord's mortgagee. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

         SECTION 16.06. LANDLORD MEANS OWNER. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Premises.

         SECTION 16.07. SALES OF PREMISES BY LANDLORD. In the event of any sale of the Premises by Landlord, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties of their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease. Furthermore, in the event of a sale or conveyance by Landlord of the Premises, or the property of which the Premises are a part, this Lease shall not be affected by any such sale, and Tenant agrees to attorn to the purchaser thereof.

         SECTION 16.08. LAW GOVERNING. The law of the State of New Mexico shall govern the validity, performance and enforcement of this Lease.

         SECTION 16.09. GENDER AND NUMBER. Words of any gender used in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context otherwise requires.

         SECTION 16.10. ENTIRE AGREEMENT. This Lease contains all of the agreements and conditions made between the parties hereto and supersedes any and all prior agreements between the parties with respect to the subject matter hereof including, without limitation, that certain Proposal for Lease dated July 20, 1990 and may not be modified orally or in any manner other than by agreement in writing signed by the parties hereto or their respective successors in interest.

         SECTION 16.11. CAPTIONS: TABLE OF CONTENTS. The Table of Contents of this Lease and the captions of the various articles and the sections of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, context or intent of this Lease or any part or parts of this Lease.

         SECTION 16.12. SEVERABILITY. The invalidity or illegality of any provision shall not affect the remainder of this Lease.

         SECTION 16.13. ATTORNEY'S FEES. If either party brings any action or proceeding to enforce, protect or establish any right or remedy arising under this Lease, the prevailing party shall be entitled to recover reasonable attorney's fees. Moreover, if either party without fault is made a party to any litigation instituted by or against the other, the other party shall indemnify the innocent party against and save it harmless from all costs and expenses, including reasonable attorney's fees, incurred by it in connection therewith.

         SECTION 16.14. COUNTERPART SIGNATURES. This Lease Agreement may be printed in multiple originals, and the parties hereto may sign counterpart originals of the identical document. When all parties have so signed, this Lease Agreement shall be a binding contract, notwithstanding that there is no one original document containing all the parties' signatures.

         SECTION 16.15. EQUIPMENT PRESENTLY LOCATED IN THE BUILDING. Landlord agrees to give to Tenant possession of certain existing equipment located in the Building, which equipment Tenant will use in its business conducted on the Premises. Tenant agrees to act as Landlord's agent and to use its best efforts (provided that Landlord will bear any expenses) to sell the other equipment located on the Premises, the proceeds of which shall be divided equally between Landlord and Tenant. The equipment to be used by Tenant or sold as provided above is described on Exhibit "E" attached hereto and incorporated herein. If Landlord determines in good faith that Tenant has not used its best efforts to sell the equipment, then Landlord shall be entitled to remove all of such equipment from the Premises, including any equipment on Exhibit "E" then being used by Tenant. Landlord agrees to remove all unusable and unsellable equipment at Landlord's expense or, at Landlord's option, Landlord may credit Tenant for the cost of such removal.

         SECTION 16.16. FINANCIAL STATEMENTS. Tenant and each Guarantor shall deliver to Landlord, within ninety (90) days after the end of each of Tenant's or such Guarantor's fiscal years, financial statements of Tenant and Guarantor, in reasonable detail and certified as complete and correct by an authorized officer or principal of Tenant or Guarantor or, certified by an independent certified public accountant if Tenant or Guarantor ordinarily has such statements prepared by an independent accountant or accounting firm. Landlord agrees to keep such statements strictly confidential and agrees to use such statements solely for the purpose of verifying Tenant's and Guarantors' financial condition, and will not divulge the same to any other person or entity except (i) in connection with any sale or financing of the Premises or
(ii) if required by any governmental authority.

         SECTION 16.17. INCLUSION OF PREMISES IN ADDITIONAL DEVELOPMENT. Tenant acknowledges that Landlord may acquire additional land immediately adjacent to the Premises for the construction of a shopping center and/or additional commercial buildings (the "Expansion Space"). In the event that at any time during the term hereof, the Landlord constructs the Expansion Space for lease to tenants, Landlord shall have the option to procure (if applicable) and pay the taxes, insurance, maintenance and other common area charges applicable to the total land and buildings constituting the Premises and the Expansion Space (the "Total Development"). In such event, Tenant agrees to pay its proportionate share of such taxes, insurance, maintenance and other common area charges applicable to the Total Development determined by dividing the total square footage of the Building (herein agreed to be 14,850 square feet) by the aggregate rentable space in the Total Development, provided, however, that Tenant's share of such costs' for the year in which such election is made by Landlord shall not exceed Tenant's total costs for such items for the year preceding such election, wherein Tenant paid all such costs. Following the acquisition and development of the Expansion Space, Landlord shall designate at least 72 parking spaces for Tenant's exclusive use.

         SECTION 16.18. RESTRICTIONS APPLICABLE TO LANDLORD. Landlord agrees that Landlord will not during the term hereof or any extension lease space in the area bordered by St. Francis Drive, Cordova Road and Cerrillos Road to another grocery store or health food store or to any business that derives more than fifty percent (50%) of its gross revenues from the sale of produce, meat, or vitamins.

         EXECUTED the 27TH day of August, 1990.
                      ----


                                                 LANDLORD:
                                                 ---------

                                                 MARIANNA PARTNERS LIMITED

                                                 By:  Sanders Partners
                                                      Incorporated,
                                                      General Partner

                                                 By:     /s/ BARRY KOBREN
                                                      ------------------------

                                                 Title:  Vice President
                                                       -----------------------

                                                 TENANT:

                                                 WILD OATS MARKET OF SANTA FE,
                                                 INC.

                                                 By:     /s/ MICHAEL GILLILAND
                                                    ---------------------------

                                                 Title:  President
                                                       ------------------------

                                                 The provisions of Section 11.02
                                                 are hereby approved.

                                                 PHASE ONE REALTY, INC.

                                                 By:     /s/ OFFICER OF PHASE
                                                             ONE REALTY, INC.
                                                    --------------------------

                                                 Title:  President
                                                       -----------------------

         GUARANTY. The undersigned guarantors (individually "Guarantor" and collectively "Guarantors") hereby, jointly and severally, primarily and unconditionally guarantee the timely performance of the Tenant of all the Tenant's obligations pursuant to the above Lease by and between Marianna Partners Limited and Wild Oats of Santa Fe, Inc., including but not limited to, the obligations for payment of money to the Landlord and/or third parties. The undersigned guarantors agree that their guarantees shall remain in full force and effect as to any and all renewals, extensions, amendments, additions, assignments, subleases, transfers or other modifications of the Lease. All obligations and liabilities of the Guarantors hereunder shall be binding on their respective heirs, personal representatives, successors, and assigns.


                                                   INDIVIDUAL GUARANTORS:
                                                   ----------------------



                                                     /s/ MICHAEL GILLILAND
                                                   ---------------------------
                                                   MICHAEL GILLILAND

                                                             8/27/90
                                                   ---------------------------
                                                             (Date)

                                                      /s/ ELIZABETH COOK
                                                   ---------------------------
                                                   ELIZABETH COOK

                                                            8/27/90
                                                   ---------------------------
                                                            (Date)


                                                   CORPORATE GUARANTORS:
                                                   ---------------------

                                                   WILD OATS MARKET OF DENVER,
                                                   INC., a Colorado corporation

                                                   By:   /s/ MICHAEL GILLILAND
                                                       ------------------------

                                                   Its:      President
                                                        -----------------------

                                                   Date:       8/27/90
                                                         ----------------------



                                                   WILD OATS MARKET INC., a
                                                   Colorado corporation


                                                   By:   /s/ MICHAEL GILLILAND
                                                       ------------------------

                                                   Its:      President
                                                        -----------------------

                                                   Date:       8/27/90
                                                         ----------------------





SCHEDULE OF EXHIBITS:

Exhibit A - Legal Description of the Land
Exhibit B - Landlord's Initial Work
Exhibit C - Tenant's Work
Exhibit D - Landlord's Additional Work
Exhibit E - Schedule of Equipment
Exhibit F - Form of Collateral Assignment
                 of Life Insurance

                                  EXHIBIT "A"





A portion of land lying and being situated within the city and County of Santa Fe, State of New Mexico, more particularly described as follows, to wit:

Beginning at a point from whence Sanitary Sewer Manhole No. A9-12 at the intersection of Pen Road and Cordova Road bears N. 78 degrees 45' W., 331.5 feet and thence S. 85 degrees 29' W., 45.5 feet distant; thence said point and place of beginning N. 16 degrees 04' E., 293.05 feet; thence S. 78 degrees 45' E.,
211.16 feet; thence along the westerly right-of-way of St. Francis Drive, along a curve to the right, (Radius = 2242 feet; Chord = S. 5 degrees 48' W. 241.3 feet) a distance of 241.42 feet; thence along a curve to the right (Radius =
50.0 feet, Chord = S. 5 degrees 14' W., 71.99 feet) a distance of 80.36 feet; thence along the northerly right-of-way line for Cordova Road N. 78 degrees 45' W., 208.66 feet to the point and place of beginning. All as shown on plat of survey "SAFEWAY #923-SURVEY ST FRANCIS DR. & CORDOVA RD. SANTA FE, NEW MEXICO", by Jack G. Horne, P.E. L.S. No.889, dated September 22, 1989.